UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2008

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

San Dimas, California, August 26, 2008…. American States Water Company (NYSE:AWR) announced that on August 21, 2008 the California Public Utilities Commission (“CPUC”) issued a final decision which approved a settlement agreement between AWR’s Golden State Water Company unit and the CPUC’s Division of Ratepayer Advocates (“DRA”) regarding conservation rate design, the implementation of a Water Revenue Adjustment Mechanism (“WRAM”) to decouple sales from revenues, and the establishment of a modified cost balancing account that allows recovery of supply costs for changes in water supply mix.   In addition to approving the settlement agreement, the CPUC’s decision also rejected DRA’s recommendation for a downward adjustment to the adopted rate of return on equity (“ROE”) with the implementation of the WRAM.  The CPUC’s decision deferred to a separate cost of capital proceeding, the issue of whether any adjustment to the adopted ROE is warranted.

This Form 8-K and the attached exhibit are filed with the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Approval by CPUC of Conservation Rate Design and Revenue Adjustment Mechanism

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	August 26, 2008	/s/ Robert J. Sprowls
Robert J. Sprowls
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer